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EXHIBIT 99.(a)(7)                                                 EXHIBIT (a)(7)

                             LETTER OF TRANSMITTAL

                                TO TENDER UNITS

                                       OF

                   DAVIDSON DIVERSIFIED REAL ESTATE II, L.P.

                       PURSUANT TO THE OFFER TO PURCHASE
                             DATED DECEMBER 2, 1999
                                 AND AMENDED ON
                               DECEMBER 22, 1999
                                       BY
                       ERP OPERATING LIMITED PARTNERSHIP

   WE ARE OFFERING TO PURCHASE UNITS IN YOUR PARTNERSHIP FOR $6,345 PER UNIT.

       THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 4:00 P.M., CENTRAL STANDARD TIME, ON JANUARY 19, 2000 (THE "EXPIRATION DATE") UNLESS EXTENDED.

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                        THE DEPOSITARY FOR THE OFFER IS:
                      MMS ESCROW AND TRANSFER AGENCY, INC.

  By Hand or Overnight Courier:                 By Mail:
  MMS Escrow and Transfer Agency, Inc.          MMS Escrow and Transfer Agency, Inc.
  1845 Maxwell St., Suite 101                   P.O. Box 7090
  Troy, MI 48084                                Troy, MI 48007
  By Facsimile: (248) 614-4536
  -------------------------------------------

     If you require additional information, please call the Depositary at (888)
                                   292-4264.

    To participate in the Offer, a duly executed copy of this Letter of Transmittal and any other documents required by this Letter of Transmittal must be received by the Depositary on or prior to the Expiration Date. Delivery of this Letter of Transmittal or any other required documents to an address other than as set forth above does not constitute valid delivery. The method of delivery of all documents is at the election and risk of the tendering Unitholder. Please use the pre-addressed, postage-paid envelope provided.

  IF YOU HAVE THE CERTIFICATE ORIGINALLY ISSUED TO REPRESENT YOUR INTEREST IN
     THE PARTNERSHIP, PLEASE SEND IT TO THE DEPOSITARY WITH THIS LETTER OF
                                  TRANSMITTAL

    This Letter of Transmittal is to be completed by holders of Units of limited partnership interest in DAVIDSON DIVERSIFIED REAL ESTATE II, L.P., a Delaware limited partnership (the "Partnership"), pursuant to the procedures set forth in the Offer to Purchase (as defined below). Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Offer to Purchase.
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              PLEASE CAREFULLY READ THE ACCOMPANYING INSTRUCTIONS

Ladies and Gentlemen:

    The undersigned hereby tenders to ERP OPERATING LIMITED PARTNERSHIP (the "Purchaser") all of the units of limited partnership interest and the rights attendant to the Litigation (as hereinafter defined) (the "Units") in the Partnership held by the undersigned or, if less than all such Units, the number set forth below in the signature box, at a purchase price equal to $6,345 per Unit, less the amount of any distributions made or declared with respect to the Units between September 30, 1999 and the Expiration Date, and upon the other terms and subject to the conditions set forth in the Offer to Purchase (the "Offer to Purchase") dated December 2, 1999 (the "Offer Date") and in this Letter of Transmittal, as each may be supplemented or amended from time to time (which together constitute the "Offer"). Receipt of the Offer to Purchase is hereby acknowledged. The undersigned recognizes that, if more than 820 Units are validly tendered prior to or on the Expiration Date and not properly withdrawn, the Purchaser will, upon the terms of the Offer, accept for payment from among those Units tendered prior to or on the Expiration Date 820 Units on a pro rata basis, with adjustments to avoid purchases of certain fractional Units, based upon the number of Units validly tendered prior to the Expiration Date and not withdrawn. The undersigned also recognizes that if the purchase of the Units would result in there being less than 320 Unitholders, the Purchaser will purchase only 99% of the total number of Units so tendered by each limited partner with adjustments rounded up or down, at the sole discretion of the Purchaser, to avoid the purchase of fractional Units, if possible. Subject to and effective upon acceptance for payment of any of the Units tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, Purchaser all right, title and interest in and to such Units which are purchased pursuant to the Offer.

    The undersigned hereby irrevocably constitutes and appoints the Purchaser as the true and lawful agent and attorney-in-fact and proxy of the undersigned with respect to such Units, with full power of substitution (such power of attorney and proxy being deemed to be an irrevocable power and proxy coupled with an interest), to deliver such Units and transfer ownership of such Units, on the books of the Partnership, together with all accompanying evidences of transfer and authenticity, to or upon the order of the Purchaser and, upon payment of the purchase price in respect of such Units by the Purchaser, to exercise all voting rights and to receive all benefits and otherwise exercise all rights of beneficial ownership of such Units all in accordance with the terms of the Offer. Subject to and effective upon the purchase of any Units tendered hereby, the undersigned hereby requests that the Purchaser be admitted to the Partnership as a "substitute Limited Partner" under the terms of the Agreement of Limited Partnership of the Partnership. Upon the purchase of Units pursuant to the Offer, all prior proxies, releases and consents given by the undersigned with respect to such Units will be revoked and no subsequent proxies, releases or consents may be given (and if given will not be deemed effective). In addition, by executing this Letter of Transmittal, the undersigned assigns to the Purchaser all of the undersigned's rights to receive distributions from the Partnership with respect to Units which are purchased pursuant to the Offer, other than distributions declared or paid through the Expiration Date and to change the address of record for such distributions on the books of the Partnership. The undersigned assigns its rights and claims under the litigation entitled ROSALIE NUANES, ET AL. V. INSIGNIA FINANCIAL GROUP, ET AL. (the "Litigation") to the Purchaser. Upon request, the undersigned will execute and deliver, and irrevocably directs any custodian to execute and deliver, any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer and purchase of such Units.

    The undersigned irrevocably constitutes and appoints the Purchaser and any designees of the Purchaser as the true and lawful agent and attorney-in-fact of the undersigned with respect to such Units, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to withdraw any or all of such Units that have been previously tendered in response to any tender or exchange offer provided that the price per Unit being offered by the Purchaser is equal to or higher than the price per Unit being offered in the previous tender or exchange offer. This appointment is

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effective immediately and shall continue to be effective unless and until such
Units are withdrawn from the Offer by the undersigned prior to the Expiration Date.

    The undersigned hereby represents and warrants that the undersigned owns the Units tendered hereby within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and has full power and authority to validly tender, sell, assign and transfer the Units tendered hereby, and that when any such Units are purchased by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such Units will not be subject to any adverse claim. Upon request, the undersigned will execute and deliver any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer and purchase of Units tendered hereby.

    All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligations of the undersigned shall be binding upon the heirs, personal representatives, trustees in bankruptcy, legal representatives, and successors and assigns of the undersigned.

    The undersigned further represents and warrants that, to the extent a certificate evidencing the Units tendered hereby (the "original certificate") is not delivered by the undersigned together with this Letter of Transmittal:
(i) the undersigned represents and warrants to the Purchaser that the undersigned has not sold, transferred, conveyed, assigned, pledged, deposited or otherwise disposed of any portion of the Units; (ii) the undersigned has caused a diligent search of the records to be taken and has been unable to locate the original certificate; (iii) if the undersigned shall find or recover the original certificate evidencing the Units, the undersigned will immediately and without consideration surrender it to the Purchaser; and (iv) the undersigned shall at all times indemnify, defend, and save harmless the Purchaser and the Partnership, its successors, and its assigns from and against any and all claims, actions, and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages, judgments, costs, charges, counsel fees, and other expenses of every nature and character by reason of honoring or refusing to honor the original certificate when presented by or on behalf of a holder in due course of a holder appearing to or believed by the Partnership to be such, or by issuance or delivery of a replacement certificate, or the making of any payment, delivery, or credit in respect of the original certificate without surrender thereof, or in respect of the replacement certificate.

    The undersigned understands that a tender of Units to the Purchaser will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer. The undersigned recognizes the right of the Purchaser to effect a change of distribution address to Two North Riverside Plaza, Chicago, Illinois 60606. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Purchaser may not be required to accept for payment any of the Units tendered hereby. In such event, the undersigned understands that any Letter of Transmittal for Units not accepted for payment will be destroyed by the Purchaser. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

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                                 SIGNATURE BOX
   (PLEASE COMPLETE BOXES A, B, C AND D ON THE FOLLOWING PAGES AS NECESSARY)

  Please sign and print your name and insert your Taxpayer Identification Number or Social Security Number, address, telephone number and number of Units being tendered in the spaces provided below. For joint owners, each joint owner must sign and provide the above-listed information. (See Instruction 1) The signatory hereby certifies under penalties of perjury the statements in Box B, Box C and, if applicable, Box D.

                                          X __________________________________
                                           (Signature of Owner)         Date

  If the undersigned is tendering less than all Units held, the number of Units tendered is set forth below. Otherwise, all Units held by the undersigned are tendered hereby.

                                          X __________________________________
                                           (Signature of Owner)         Date

                                          Name (Printed) _____________________
                                          Taxpayer I.D. or Social # __________
                                          Address ____________________________
                                                ______________________________

                                          Telephone No. (day) ________________
                                                     (eve) ___________________

  ______________Units Being Tendered

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                                     BOX A

                         MEDALLION SIGNATURE GUARANTEE
                           (REQUIRED FOR ALL SELLERS)
                              (SEE INSTRUCTION 1)

  Name and Address of Eligible Institution ___________________________________ Authorized Signature _____ Title ________________________________________
  Name ______________________    Date ________________________________________

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                                     BOX B

                              SUBSTITUTE FORM W-9

                           (SEE INSTRUCTION 3--BOX B)

      The person signing this Letter of Transmittal hereby certifies the following to the Purchaser under penalties of perjury:

          (i) The TIN set forth in the Signature Box is the correct TIN of the Unitholder, or if this box [ ] is checked, the Unitholder has applied for a TIN. If the Unitholder has applied for a TIN, a TIN has not been issued to the Unitholder, and either: (a) the Unitholder has mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office; or (b) the Unitholder intends to mail or deliver an application in the near future (it being understood that if the Unitholder does not provide a TIN to the Purchaser within sixty (60) days, 31% of all reportable payments made to the Unitholder thereafter will be withheld until a TIN is provided to the Purchaser); and

          (ii) Unless this box [ ] is checked, the Unitholder is not subject to backup withholding either because the Unitholder: (a) is exempt from backup withholding; (b) has not been notified by the IRS that the Unitholder is subject to backup withholding as result of a failure to report all interest or dividends; or (c) has been notified by the IRS that such Unitholder is no longer subject to backup withholding.

      Note: Place an "X" in the box in (ii) if you are unable to certify that the Unitholder is not subject to backup withholding.

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                                     BOX C

                                FIRPTA AFFIDAVIT

                           (SEE INSTRUCTION 3--BOX C)

      Under Section 1445(e)(5) of the Internal Revenue Code and Treas. Reg. 1.1445-11T(d), a transferee must withhold tax equal to 10% of the amount realized with respect to certain transfers of an interest in a partnership if 50% or more of the value of its gross assets consists of U.S. real property interests and 90% or more of the value of its gross assets consists of U.S. real property interests plus cash equivalents, and the holder of the partnership interest is a foreign person. To inform the Purchaser that no withholding is required with respect to the Unitholder's interest in the Partnership, the person signing this Letter of Transmittal hereby certifies the following under penalties of perjury:

          (i) Unless this box [ ] is checked, the Unitholder, if an individual, is a U.S. citizen or a resident alien for purposes of U.S. income taxation, and if other than an individual, is not a foreign corporation, foreign partnership, foreign estate or foreign trust (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); (ii) the Unitholder's U.S. social security number (for individuals) or employer identification number (for non-individuals) is correctly printed in the Signature Box; and (iii) the Unitholder's home address (for individuals), or office address (for non-individuals), is correctly printed in the Signature Box. If a corporation, the jurisdiction of incorporation is ____________________________. The person signing this Letter of Transmittal understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.

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                                     BOX D

                              SUBSTITUTE FORM W-8

                           (SEE INSTRUCTION 4--BOX D)

      By checking this box [ ], the person signing this Letter of Transmittal hereby certifies under penalties of perjury that the Unitholder is an "exempt foreign person" for purposes of the backup withholding rules under the U.S. federal income tax laws, because the Unitholder:

          (i) Is a nonresident alien individual or a foreign corporation, partnership, estate or trust;

          (ii) If an individual, has not been and plans not to be present in the U.S. for a total of 183 days or more during the calendar year; and

          (iii) Neither engages, nor plans to engage, in a U.S. trade or business that has effectively connected gains from transactions with a broker or barter exchange.

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                                  INSTRUCTIONS
             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

    1. TENDER, SIGNATURE REQUIREMENTS; DELIVERY. After carefully reading and completing this Letter of Transmittal, in order to tender Units, a Unitholder must sign at the "X" in the Signature Box of this Letter of Transmittal and insert the Unitholder's correct Taxpayer Identification Number or Social Security Number ("TIN"), address, telephone number and number of Units being tendered in the spaces provided below the signature. If this Letter of Transmittal is signed by the registered Unitholder of the Units, a Medallion signature guarantee on this Letter of Transmittal is required. Similarly, if Units are tendered for the account of a member firm of a registered national securities exchange, a member firm of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), a Medallion signature guarantee is required. In all other cases, signatures on this Letter of Transmittal must be Medallion guaranteed by an Eligible Institution, by completing the Signature Guarantee set forth in Box A of this Letter of Transmittal. A Medallion Signature Guarantee is provided by your bank or brokerage house. If you obtain a Medallion Signature Guarantee from a bank, brokerage house or trust company, a Corporate Resolution (with a raised corporate seal) from the bank, brokerage house or trust company must be included (stating that the Guarantor is an authorized signatory). If any tendered Units are registered in the names of two or more joint holders, all such holders must sign this Letter of Transmittal. If this Letter of Transmittal is signed by trustees, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Purchaser of their authority to so act. For Units to be validly tendered, a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees in Box A, and any other documents required by this Letter of Transmittal, must be received by the depositary prior to or on the Expiration Date at its address or facsimile number set forth on the front of this Letter of Transmittal. No alternative, conditional or contingent tenders will be accepted. All tendering Unitholders by execution of this Letter of Transmittal waive any right to receive any notice of the acceptance of their tender.

    2. TRANSFER TAXES. The Purchaser will pay or cause to be paid all transfer taxes, if any, payable in respect of Units accepted for payment pursuant to the Offer.

    3. U.S. PERSONS. A Unitholder who or which is a United States citizen or resident alien individual, a domestic corporation, a domestic partnership, a domestic trust or a domestic estate (collectively "United States Persons"), as those terms are defined in the Internal Revenue Code and Income Tax Regulations, should complete the following:

        BOX B--SUBSTITUTE FORM W-9. In order to avoid 31% federal income tax backup withholding, the Unitholder must provide to the Purchaser the Unitholder's correct Taxpayer Identification Number or Social Security Number ("TIN") in the space provided below the signature line and certify, under penalties of perjury, that such Unitholder is not subject to such backup withholding. The TIN that must be provided is that of the registered Unitholder. If a correct TIN is not provided, penalties may be imposed by the Internal Revenue Service ("IRS"), in addition to the Unitholder being subject to backup withholding. Certain Unitholders (including, among others, all corporations) are not subject to backup withholding. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

        BOX C--FIRPTA AFFIDAVIT. To avoid potential withholding of tax pursuant to Section 1445 of the Internal Revenue Code, each Unitholder who or which is a United States Person (as defined Instruction 3 above) must certify, under penalties of perjury, the Unitholder's TIN and address, and that the Unitholder is not a foreign person. Tax withheld under Section 1445 of the Internal Revenue

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    Code is not an additional tax. If withholding results in an overpayment of tax, a refund may be obtained from the IRS.

        BOX D--FOREIGN PERSONS. In order for a Unitholder who is a foreign person (i.e., not a United States Person as defined in 3 above) to qualify as exempt from 31% backup withholding, such foreign Unitholder must certify, under penalties of perjury, the statement in BOX D of this Letter of Transmittal attesting to that foreign person's status by checking the box preceding such statement. However, such person will be subject to withholding of tax under Section 1445 of the Code.

    4. ORIGINAL CERTIFICATE. If you have the certificate originally issued to represent your interest in the Partnership, please send it to the depositary with this letter of transmittal.

    5.  ADDITIONAL COPIES OF OFFER TO PURCHASE AND LETTER OF
TRANSMITTAL. Requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from the Purchaser by calling (312) 474-1300.

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